Exhibit 10.4

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
 as Servicer and as Lender,

DAIMLER TRUST,
 as Titling Trust,

and

DAIMLER TITLE CO.,
 as Collateral Agent

____________________________

FORM OF 201[__]-[__] SERVICING SUPPLEMENT

Dated as of [____ __], 201[__]
 ____________________________

TABLE OF CONTENTS

Page

ARTICLE ONE

USAGE AND DEFINITIONS

Section 1.01. Capitalized Terms; Rules of Usage.	2

ARTICLE TWO

DESIGNATION

Section 2.01. Designation	3

ARTICLE THREE

THE SERVICER

Section 3.01. Appointment of Servicer.	4
Section 3.02. Servicer Representations and Warranties.	4
Section 3.03. 201[__]-[__] Lease and 201[__]-[__] Vehicle Representations and Warranties	5
Section 3.04. Liability of the Servicer; Indemnities.	5
Section 3.05. Purchase Upon Breach.	5
Section 3.06. Collection of Payments	7
Section 3.07. Servicer May Own 201[__]-[__] Exchange Note and 201[__]-[__] ABS Notes	7
Section 3.08. Fees and Expenses.	7
Section 3.09. Termination	7
Section 3.10. Asset Representations Review	8
Section 3.11. Dispute Resolution	8

ARTICLE FOUR

ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS

Section 4.01. 201[__]-[__] Bank Accounts.	12
Section 4.02. Remittances.	13

ARTICLE FIVE

TERMINATION

Section 5.01. Optional Termination.	14
i

ii

This 201[__]-[__] SERVICING SUPPLEMENT, dated as of [____ __], 201[__] (as amended, restated, supplemented or otherwise modified from time to time, this “201[__]-[__] Servicing Supplement”), is among MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as servicer with respect to the 201[__]-[__] Reference Pool referred to herein (in such capacity, the “Servicer”) and as lender under the Collateral Agency Agreement referred to herein (in such capacity, the “Lender”), DAIMLER TRUST, a Delaware statutory trust (the “Titling Trust”), and DAIMLER TITLE CO., a Delaware corporation, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to a Second Amended and Restated Trust Agreement, dated as of April 1, 2008 (the “Titling Trust Agreement”), among MBFS USA, Daimler Trust Holdings LLC and BNY Mellon Trust of Delaware (f/k/a BNY Mellon (Delaware)) (f/k/a The Bank of New York (Delaware)), the Titling Trust was created to hold title to leases, vehicles and certain related assets (the “Titling Trust Assets”);

WHEREAS, the Lender, the Servicer, the Titling Trust and the Collateral Agent have entered into an Amended and Restated Servicing Agreement, dated as of March 1, 2009 (the “Basic Servicing Agreement”), which provides, for, among other things, the servicing of the Titling Trust Assets by the Servicer;

WHEREAS, the Lender, the Servicer, the Titling Trust, the Collateral Agent and U.S. Bank Trust National Association have entered into an Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009 (the “Basic Collateral Agency Agreement”), pursuant to which MBFS USA will make advances to the Titling Trust from time to time to acquire Titling Trust Assets;

WHEREAS, pursuant to the Basic Collateral Agency Agreement and an Exchange Note Supplement, dated as of [____ __], 201[__] (the “201[__]-[__] Exchange Note Supplement”), among the parties to the Basic Collateral Agency Agreement and [______________________], as Indenture Trustee, the Lender will assign its interest in a portion of its outstanding advances to be evidenced by an exchange note (the “201[__]-[__] Exchange Note”), payments in respect of which shall be made from collections in respect of a pool of specified Titling Trust Assets (the “201[__]-[__] Reference Pool”);

WHEREAS, the Lender, on the date hereof, has sold the 201[__]-[__] Exchange Note to Daimler Trust Leasing LLC (the “Transferor”) pursuant to a First-Tier Sale Agreement, dated as of [____ __], 201[__] (the “First-Tier Sale Agreement”);

WHEREAS, Daimler Trust Leasing LLC, on the date hereof, has sold the 201[__]-[__] Exchange Note to Mercedes-Benz Auto Lease Trust 201[__]-[__] pursuant to a Second-Tier Sale Agreement, dated as of [____ __], 201[__] (the “Second-Tier Sale Agreement”);

WHEREAS,  in connection with the issuance of the 201[__]-[__] Exchange Note, the parties to the Basic Servicing Agreement will enter into a supplement to the Basic Servicing Agreement to forth the specific rights and duties of the Servicer and the other agreements and undertakings with respect to the administration and servicing of the 201[__]-[__] Reference Pool; and

WHEREAS, the parties hereto wish to enter into this 201[__]-[__] Servicing Supplement to set forth the additional duties required of the Servicer with respect to the 201[__]-[__] Reference Pool and the 201[__]-[__] Exchange Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

 USAGE AND DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.

(a)            Capitalized terms used in this 201[__]-[__] Servicing Supplement that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 hereto or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement, which Appendices are hereby incorporated into and made a part of this Agreement.  Appendix 1 also contains rules as to usage applicable to this 201[__]-[__] Servicing Supplement.

(b)            Except as otherwise indicated by the context, all references herein to (i) “Leases” shall be to Collateral Leases and (ii) “Vehicles” shall be to Collateral Vehicles.

ARTICLE TWO

 DESIGNATION

Section 2.01.  Designation.  The parties designate the Collateral Assets listed on Exhibit A to be known as the “201[__]-[__] Reference Pool” and each Lease and Vehicle included therein to be known as a “201[__]-[__] Lease” and a “201[__]-[__] Vehicle,” respectively.

ARTICLE THREE

 THE SERVICER

Section 3.01.  Appointment of Servicer.

(a)            Each party acknowledges and agrees that MBFS USA, as Servicer under the Basic Servicing Agreement, will also act as Servicer under this 201[__]-[__] Servicing Supplement with respect to the 201[__]-[__] Reference Pool and the 201[__]-[__] Exchange Note and MBFS USA will also act as agent and custodian of the Titling Trust in the management and control of the 201[__]-[__] Leases and 201[__]-[__] Vehicles included in the 201[__]-[__] Reference Pool and for all other purposes set forth in the 201[__]-[__] Servicing Agreement, in each case, for the benefit of each holder and pledgee of the 201[__]-[__] Exchange Note.  MBFS USA hereby accepts such appointments.

(b)            The Servicer may delegate its duties and obligations as Servicer in accordance with Section 3.05 of the Basic Servicing Agreement.

(c)            The Servicer shall account for the 201[__]-[__] Leases and 201[__]-[__] Vehicles allocated to the 201[__]-[__] Reference Pool separately from any other Reference Pool and the Revolving Facility Pool.  The 201[__]-[__] Leases, the certificates of title relating to the 201[__]-[__] Vehicles, the insurance policies and insurance records and other documents related to the 201[__]-[__] Leases and 201[__]-[__] Vehicles will not be physically segregated from other Leases, certificates of title, insurance policies and insurance records or other documents related to other Leases and Vehicles owned or serviced by the Servicer, including Leases and Vehicles which are not part of the 201[__]-[__] Reference Pool.  The accounting records and computer systems of MBFS USA will reflect the allocation of the 201[__]-[__] Leases and 201[__]-[__] Vehicles to the 201[__]-[__] Reference Pool.  The Servicer may appoint one or more agents to act as subcustodians of certain items relating to the 201[__]-[__] Leases, the Certificates of Title relating to the 201[__]-[__] Vehicles, the insurance policies and insurance records and other documents related to the 201[__]-[__] Leases and 201[__]-[__] Vehicles; provided, however, that the Servicer shall remain solely responsible for their safekeeping.

Section 3.02.  Servicer Representations and Warranties.

(a)            The Servicer has made the representations and warranties set forth in Section 3.02 of the Basic Servicing Agreement on which the Lender, the Titling Trust and the Collateral Agent have relied, and the 201[__]-[__] Exchange Noteholder, in acquiring the 201[__]-[__] Exchange Note, will rely.  Such representations and warranties are remade as of the 201[__]-[__] Exchange Note Issuance Date and will survive the sale, transfer, assignment and conveyance of the 201[__]-[__] Exchange Note to the 201[__]-[__] Exchange Noteholder, the Transferor and the Issuer and the pledge of the 201[__]-[__] Exchange Note to the Indenture Trustee pursuant to the Indenture.

(b)            As of the 201[__]-[__] Exchange Note Issuance Date, the Servicer is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which it is bound, which default would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

(c)            As of the 201[__]-[__] Exchange Note Issuance Date, no consent, approval, authorization or order of any court or governmental agency or body is required under federal or State law for the execution, delivery and performance by the Servicer, or compliance by it with this Agreement or the consummation of the transactions contemplated hereby, or if required has been obtained or can be obtained prior to the execution of this Agreement.

(d)            To the knowledge of the Servicer, no selection procedures believed to be adverse to the 201[__]-[__] Exchange Noteholder have been utilized in selecting the 201[__]-[__] Leases and 201[__]-[__] Vehicles included in the 201[__]-[__] Reference Pool from other Leases and Vehicles that meet the criteria specified in Exhibit B hereto.

(e)            To the knowledge of the Servicer, all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Titling Trust in connection with (a) the execution, delivery and performance by the Titling Trust of each 201[__]-[__] Lease and (b) the acquisition by the Titling Trust of such 201[__]-[__] Lease and the related 201[__]-[__] Vehicle, were duly obtained, effected or given and were in full force and effect as of such date of creation or acquisition and remained in full force and effect as of the 201[__]-[__] Closing Date.

Section 3.03.  201[__]-[__] Lease and 201[__]-[__] Vehicle Representations and Warranties.  The Servicer makes the representations and warranties set forth in Exhibit B with respect to the 201[__]-[__] Leases and the 201[__]-[__] Vehicles, on which the 201[__]-[__] Exchange Noteholder, the Transferor and the Issuer (on behalf of the Noteholders) are relying in acquiring the 201[__]-[__] Exchange Note.  Such representations and warranties are effective as of the 201[__]-[__] Cutoff Date (unless otherwise specified) and will survive the sale, transfer, assignment and conveyance of the 201[__]-[__] Exchange Note to the 201[__]-[__] Exchange Noteholder, the Transferor and the Issuer and the pledge of the 201[__]-[__] Exchange Note to the Indenture Trustee pursuant to the Indenture.

Section 3.04.  Liability of the Servicer; Indemnities.

(a)            The Servicer will indemnify, defend and hold harmless the Covered Parties and the Holder of the Daimler Retail Specified Interest Certificate (each, with respect to this subsection, an “Indemnified Person”) in accordance with Section 3.03(b) of the Basic Servicing Agreement, as well as from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of the Servicer’s willful misconduct, negligence or bad faith or resulting from the use, ownership or operation by the Servicer or any of its Affiliates of a 201[__]-[__] Vehicle.

(b)            The Servicer will indemnify, defend and hold harmless the Titling Trust, the Collateral Agent, the Securities Intermediary, the Administrative Agent, the Trustees and their respective officers, directors, employees and agents (each, with respect to this subsection, an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, the acceptance of or performance by the

Servicer of the trusts and duties contained in this 201[__]-[__] Servicing Supplement, except to the extent that any such cost, expense, loss, damage, claim or liability (i) is due to the willful misconduct, negligence or bad faith of the Indemnified Person or (ii) in the case of either Trustee, arises from such Trustee’s breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be (including any and all costs, expenses, losses, damages, claims and liabilities arising in connection with any legal action by the Indenture Trustee to enforce remedies against the Servicer under this Agreement).

(c)            In addition to the Indemnified Parties included in the Basic Servicing Agreement, the Servicer will treat the Issuer and each Trustee as “Indemnified Persons” pursuant to Sections 3.03(d), (e), (f) and (g) of the Basic Servicing Agreement.

Section 3.05.  Purchase Upon Breach.

(a)            Deposit of Repurchase Payments.

(i)    If an Authorized Officer of the Servicer has actual knowledge, or receives notice from the 201[__]-[__] Exchange Noteholder, a Noteholder, a Note Owner or the Indenture Trustee, of a breach of (A) a representation or warranty set forth in Section 3.03, (B) the agreements set forth in Section 3.06 or (C) the covenants set forth in Sections 4.02(a) or 6.08 of the Basic Servicing Agreement and such breach materially and adversely affects the interest of the Issuer in the related 201[__]-[__] Lease or 201[__]-[__] Vehicle and such breach has not been cured in all material respects on or before the last day of the Collection Period which includes the 30th day after the date on which the Servicer obtained actual knowledge of, or received written notice of, such breach, the Servicer shall deposit into the 201[__]-[__] Exchange Note Collection Account an amount equal to the related Repurchase Payment with respect to such 201[__]-[__] Lease and related 201[__]-[__] Vehicle.

(ii)    The Servicer shall deposit into the 201[__]-[__] Exchange Note Collection Account an amount equal to the related Repurchase Payment if the Servicer determines, in its sole discretion, that, as a result of a computer systems error or computer systems limitation or for any other reason, the Servicer is unable to service a 201[__]-[__] Lease and 201[__]-[__] Vehicle in accordance with the terms of the 201[__]-[__] Servicing Agreement.

(iii)   So long as MBFS USA remains the Servicer, the Servicer will deposit into the 201[__]-[__] Exchange Note Collection Account an amount equal to the Repurchase Payment with respect to any 201[__]-[__] Lease if the Servicer is notified that the garaging location of the related 201[__]-[__] Vehicle has changed and, as a result of such change, such 201[__]-[__] Vehicle is no longer garaged in an Eligible State and such state does not become an Eligible State within 90 days of the Servicer becoming aware of such change.

(iv)   The Servicer will deposit the Repurchase Payment with respect to any 201[__]-[__] Lease and related 201[__]-[__] Vehicle that the Servicer is removing from the 201[__]-[__] Reference Pool in accordance with Section 3.05(a) into the 201[__]-[__]

Exchange Note Collection Account on the Deposit Date immediately following the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach or failure; provided that, for the avoidance of doubt, with respect to 3.05(a)(iii), the Servicer will be deemed to have become aware of or have received written notice of such breach or failure at the end of the 90 day period set forth therein.

(b)            Purchase Constitutes Sole Remedy for Breach.  The sole remedy of the Collateral Agent, the 201[__]-[__] Exchange Noteholder, the Indenture Trustee and the Holders of the 201[__]-[__] ABS Notes with respect to (i) a breach of the representations and warranties contained in Section 3.03 or (ii) any of the events described in Section 3.05(a)(i)(B), (a)(ii) or (a)(iii) is to cause the related Repurchase Payment to be paid as provided in Section 3.05(a)(iv).

(c)            Reallocation of Purchased 201[__]-[__] Leases and 201[__]-[__] Vehicles.  Upon the deposit of the Repurchase Payment for any 201[__]-[__] Lease and 201[__]-[__] Vehicle pursuant to Section 3.05(a), such 201[__]-[__] Lease and 201[__]-[__] Vehicle will be reallocated to the Revolving Facility Pool at the direction of the Servicer and will no longer be included in the 201[__]-[__] Reference Pool.

Section 3.06.  Collection of Payments.  The Servicer may grant extensions, waivers, rebates, modifications or adjustments with respect to any 201[__]-[__] Lease, except that if, after the 201[__]-[__] Cutoff Date, the Servicer grants an extension with respect to any 201[__]-[__] Lease which extends its related Maturity Date to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the Class[ A-4][B] Notes, the Servicer shall deposit into the 201[__]-[__] Exchange Note Collection Account an amount equal to the related Repurchase Payment and will reallocate such 201[__]-[__] Lease and the related 201[__]-[__] Vehicle to the Revolving Facility Pool in accordance with Section 3.05 except, in either case, to the extent that any such extension is required by Applicable Law.

Section 3.07.  Servicer May Own 201[__]-[__] Exchange Note and 201[__]-[__] ABS Notes.  The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of the 201[__]-[__] Exchange Note and/or the 201[__]-[__] ABS Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the 201[__]-[__] Servicing Agreement, the Collateral Agency Agreement and the Indenture.  Except as otherwise set forth in the 201[__]-[__] Basic Documents, 201[__]-[__] ABS Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the Basic Servicing Agreement and this 201[__]-[__] Servicing Supplement.

Section 3.08.  Fees and Expenses.

(a)            201[__]-[__] Reference Pool Servicing Fee.  The 201[__]-[__] Reference Pool Servicing Fee will be payable solely from, and the right of the Servicer to receive the 201[__]-[__] Reference Pool Servicing Fee will be limited in recourse to, the 201[__]-[__] Available Funds and other amounts applied to the payment of such fee pursuant to the 201[__]-[__] Exchange Note Supplement or the Indenture.

(b)            Investment Earnings.  Notwithstanding the provisions of Section 5.03(b) of the Basic Servicing Agreement, investment earnings on funds on deposit in the 201[__]-[__] Bank Accounts shall constitute 201[__]-[__] Available Collections and, on or before each Payment Date, the Indenture Trustee shall deposit such investment earnings, net of any applicable investment losses and expenses, into the 201[__]-[__] Exchange Note Collection Account.

Section 3.09.  Termination.  This 201[__]-[__] Servicing Supplement will be terminated in the event that the Basic Servicing Agreement is terminated in accordance therewith and may also be terminated at the option of the Servicer or the Titling Trust at any time following the payment in full of the 201[__]-[__] Exchange Note; provided, that the rights and obligations of the parties under Section 3.04 will survive any such termination.

Section 3.10.  Asset Representations Review.

(a)            If a Delinquency Trigger has occurred with respect to any Collection Period, the Servicer will promptly notify the Indenture Trustee thereof and include in the Monthly Investor Report related to such Collection Period a notice of occurrence of the Delinquency Trigger and of the rights of the Noteholders and Note Owners pursuant to Section 7.02 of the Indenture regarding Review by the Asset Representations Reviewer.

(b)            Upon receipt of notice from the Indenture Trustee pursuant to Section 7.02(a) of the Indenture regarding the demand by the Noteholders and Note Owners to initiate a vote on whether to direct a Review, the Servicer will include in the Monthly Investor Report to be filed with the Form 10-D report for the Collection Period in which such demand was received (i) a statement that Holders of a sufficient percentage of the aggregate Note Balance of the Notes are requesting a full Noteholder vote on whether to direct the Asset Representations Reviewer to conduct a Review and (ii) a description of the applicable voting procedures, including the applicable voting deadline, which shall be no earlier than 150 days after the date of the filing of such Form 10-D report.

(c)            Upon receipt of the Review Notice from the Indenture Trustee pursuant to Section 7.02 of the Indenture, the Servicer shall (i) identify as “Review Assets” within the meaning of the Asset Representations Review Agreement all 201[__]-[__] Leases as to which the related Lessee was more than [60] days Delinquent as of the last day of the Collection Period preceding the Collection Period in which the vote of the Noteholders and Note Owners directing the Review took place, (ii) provide to the Asset Representations Reviewer a list of such Review Assets in accordance with Section 3.01 of the Asset Representations Review Agreement and (iii) provide such other reasonable assistance to the Asset Representations Reviewer as it may reasonably request in order to facilitate the Review pursuant to the Asset Representations Review Agreement.

(d)            Upon receipt of a copy of the Review Report from the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, the Servicer will include in the Monthly Investor Report to be filed with the Form 10-D report for the Collection Period in which such Review Report was received a summary of the results of the Review set forth in such Review Report.

(e)            Upon receipt of a copy of the Review Report, the Servicer (i) will review such Review Report and, with respect to any 201[__]-[__] Lease and related 201[__]-[__] Vehicle as to which the Review Report indicated a Test Fail, make a determination for each Test Fail whether a breach of a representation and warranty that materially and adversely affects the interest of the Issuer in the related 201[__]-[__] Lease or 201[__]-[__] Vehicle has occurred and (ii) may, or if it determines that such a breach has occurred, shall deposit the related Repurchase Payment with respect to such 201[__]-[__] Lease and related 201[__]-[__] Vehicle in accordance with Section 3.05.

Section 3.11.  Dispute Resolution.

(a)            Referral to Dispute Resolution.  If any Requesting Party makes a Reallocation Request, and the Reallocation Request has not been resolved within 180 days of the Servicer’s receipt thereof, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  However, if the Lease subject to a Reallocation Request was part of a Review and the Review Report showed no Test Fails for such Lease, the Reallocation Request for the Lease and the related Vehicle will be deemed to be resolved.  The Requesting Party must commence the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-day period.  The Servicer agrees to participate in the dispute resolution method selected by the Requesting Party.

(b)            Mediation.  If the Requesting Party selects mediation for dispute resolution:

(i)   The mediation will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section, the procedures in this Section will control.

(ii)   A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least [15] years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)  The mediation will start within [15] days after the selection of the mediator and conclude within [30] days after the start of the mediation.

(iv)  Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)    If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Reallocation Request to arbitration under this Section or may commence legal proceedings to resolve the dispute.

(c)            Arbitration.  If the Requesting Party selects arbitration for dispute resolution:

(i)    The arbitration will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section, the procedures in this Section will control.

(ii)    A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least [15] years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.  The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration.  Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.  The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)   The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party.  Discovery will be scheduled for completion within [60] days of selection of the arbitrator and will be limited for each party to [two] witness depositions not to exceed five hours, [two] interrogatories, [one] document request and [one] request for admissions.  However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than [ten] pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than [90] days after selection of the arbitrator and will proceed for no more than [six] consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination.  The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)   The arbitrator will make its final determination no later than [120] days after its selection.  The arbitrator will resolve the dispute according to the terms of this Agreement and the other 201_-[_] Basic Documents, and may not modify or change this Agreement or the other 201_-[_] Basic Documents in any way.  The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion.  The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)    By selecting arbitration, the Requesting Party waives the right to bring an action in court, including the right to a trial by jury.

(vi)   The Requesting Party may not, and hereby waives any right, to bring a putative or certificated class action or any type of representative action to arbitration.  If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)            Additional Conditions.  For each mediation or arbitration:

(i)    Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Servicer.  Any party or witness may participate by teleconference or video conference.

(ii)    The Servicer and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)   The Servicer shall not be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  The existence and details of any unresolved Reallocation Request, any informal meetings, mediations or arbitration proceedings , the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding, will be confidential, privileged and inadmissible for any purpose in any mediation, arbitration, litigation or other proceeding.  The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party's attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section, except as required by law, regulatory requirement or court order.  If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

ARTICLE FOUR

 ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS

Section 4.01.  201[__]-[__] Bank Accounts.

(a)            Establishment of 201[__]-[__] Bank Accounts.  On or before the 201[__]-[__] Exchange Note Issuance Date, the Servicer will establish the 201[__]-[__] Bank Accounts as three segregated trust accounts, and maintain each as an Eligible Account at the Indenture Trustee, to be designated as:

(i)    “[______________________], as Indenture Trustee, as secured party for Mercedes-Benz Auto Lease Trust 201[__]-[__]” that will be designated as the “201[__]-[__] Exchange Note Collection Account”;

(ii)    “[______________________], as Indenture Trustee, as secured party for Mercedes-Benz Auto Lease Trust 201[__]-[__]” that will be designated as the “201[__]-[__] Distribution Account”; and

(iii)                  “[______________________], as Indenture Trustee, as secured party for Mercedes-Benz Auto Lease Trust 201[__]-[__]” that will be designated as the “201[__]-[__] Reserve Account.”

Initially, the 201[__]-[__] Exchange Note Collection Account will be account number _______________, the 201[__]-[__] Distribution Account will be account number _______________ and the 201[__]-[__] Reserve Account will be account number _______________.

(b)            Control of the 201[__]-[__] Bank Accounts.  Each of the 201[__]-[__] Bank Accounts will be under the sole dominion and control of the Indenture Trustee, as secured party for the benefit of the 201[__]-[__] Secured Parties, so long as the 201[__]-[__] Bank Accounts remain subject to the Lien of the Indenture.  Following the payment in full of (i) the 201[__]-[__] ABS Notes and the release of the 201[__]-[__] Bank Accounts from the Lien of the Indenture, (A) at the direction of the Servicer, the 201[__]-[__] Distribution Account and the 201[__]-[__] Reserve Account may be closed and (B) the 201[__]-[__] Exchange Note Collection Account will be under the sole dominion and control of the Collateral Agent and (ii) the 201[__]-[__] Exchange Note, the 201[__]-[__] Exchange Note Collection Account will be under the sole dominion and control of the Borrower and may, at the direction of the Borrower, be closed.  The Servicer may, however, make deposits to or request the Indenture Trustee (or, after the Note Balance of the 201[__]-[__] ABS Notes has been reduced to zero and the 201[__]-[__] Bank Accounts have been released from the Lien of the Indenture, the Collateral Agent, and following the payment in full of the 201[__]-[__] Exchange Note, the Borrower) to make deposits to or withdrawals from the 201[__]-[__] Exchange Note Collection Account in accordance with the 201[__]-[__] Exchange Note Supplement, the Indenture, the Collateral Agency Agreement and this 201[__]-[__] Servicing Supplement.  All monies deposited in the 201[__]-[__] Exchange Note Collection Account will be held (i) until the Note Balance of the 201[__]-[__] ABS Notes has been reduced to zero, all Issuer Obligations have been paid in full and the 201[__]-[__] Bank

Accounts have been released from the Lien under the Indenture, by the Indenture Trustee, (ii) until the payment in full of the 201[__]-[__] Exchange Note, by the Collateral Agent and (iii) following the payment in full of the 201[__]-[__] Exchange Note, by or on behalf of the Borrower, and in each case will be applied only upon the terms and conditions of the 201[__]-[__] Basic Documents, as applicable.  The authority of the Servicer to make deposits to the 201[__]-[__] Bank Accounts is revocable at any time (i) by the Indenture Trustee until the Note Balance of the 201[__]-[__] ABS Notes has been reduced to zero and the 201[__]-[__] Bank Accounts have been released from the Lien of the Indenture, (ii) then, by the Collateral Agent until the payment in full of the 201[__]-[__] Exchange Note, and (iii) thereafter by the Borrower.

(c)            Agreement with Depository Institution.  The 201[__]-[__] Bank Accounts will only be established at a depository institution or trust company that complies with the requirements set forth in Section 5.02(d) of the Basic Servicing Agreement.

Section 4.02.  Remittances.

(a)            For so long as the Monthly Remittance Condition (i) is not met, the Servicer shall remit into the 201[__]-[__] Exchange Note Collection Account all 201[__]-[__] Collections within two Business Days after receipt and identification and (ii) is met, the Servicer will remit to the 201[__]-[__] Exchange Note Collection Account an amount equal to all 201[__]-[__] Collections for a Collection Period no later than the related Deposit Date.

(b)            Pending deposit into the 201[__]-[__] Exchange Note Collection Account, the Servicer may use such 201[__]-[__] Collections at its own risk and for its own benefit and is not required to segregate 201[__]-[__] Collections from its own funds.

ARTICLE FIVE

 TERMINATION

Section 5.01.  Optional Termination.

(a)            On any Payment Date on which the Outstanding Amount is equal to or less than 10% of the Initial Note Balance, after giving effect to all principal payments on such Payment Date, the Servicer will have the option to purchase the 201[__]-[__] Exchange Note in whole but not in part.  To exercise such option, the Servicer will (i) notify the Borrower, the Collateral Agent, the Administrative Agent and the Indenture Trustee of such election not fewer than ten and not more than 30 days prior to the related Payment Date and (ii) deposit in the 201[__]-[__] Exchange Note Collection Account an amount equal to the 201[__]-[__] Exchange Note Purchase Price.  The 201[__]-[__] ABS Notes shall be redeemed in accordance with Section 10.01 of the Indenture.

(b)            Upon purchase of the 201[__]-[__] Exchange Note by the Servicer pursuant to this Section and upon redemption of the Notes and the payment of all Issuer Obligations in full, pursuant to Section 4.06 of the Basic Collateral Agency Agreement, the Borrower shall cancel the 201[__]-[__] Exchange Note and the 201[__]-[__] Leases and 201[__]-[__] Vehicles shall be reallocated to the Revolving Facility Pool.

ARTICLE SIX

 REPORTS AND NOTICES

Section 6.01.  Monthly Reports.

(a)            On or prior to each Determination Date, the Servicer will deliver to the Lender, the Collateral Agent, the Administrative Agent and the Transferor a Monthly Exchange Note Report for the related Collection Period; provided, that the Servicer may satisfy this obligation by delivering the Monthly Investor Report for the related Collection Period and the Monthly Investor Report also constitutes as the Monthly Exchange Note Report for this 201[__]-[__] Servicing Supplement.

(b)            On or prior to each Determination Date, the Servicer will deliver to the Trustees and the Transferor a Monthly Investor Report for the related Collection Period.

Section 6.02.  Notices and Certificates Under the Basic Servicing Agreement.  Any notice or certificate received by the Servicer or delivered by the Servicer under the Basic Servicing Agreement relating to the 201[__]-[__] Reference Pool will be forwarded by the Servicer to the Indenture Trustee within five Business Days of delivery or receipt thereof by the Servicer.

Section 6.03.  Annual Officer’s Certificate.

(a)            The Servicer will deliver to the Rating Agencies, the Transferor and the Trustees on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 201[__], an Officers’ Certificate signed by a Responsible Officer of the Servicer stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period in the case of the first such Officer's Certificate) and of the performance of its obligations under this 201[__]-[__] Servicing Supplement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this 201[__]-[__] Servicing Supplement throughout such period or, if there has been a failure in the fulfillment of any such obligation, specifying each such failure known to such officer and the nature and status thereof.

(b)            The Servicer will deliver to the Transferor and the Trustees on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 201[__], a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or such shorter period in the case of the first such report) including disclosure of any material instance of non-compliance identified by the Servicer, in the form specified by paragraph (b) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which report shall address each of the Servicing Criteria specified with respect to the Servicer in Exhibit E hereto delivered to the Issuer and the Administrator concurrently with the execution of this Agreement.

(c)            Deliveries pursuant to this Section may be delivered by e-mail. A copy of the documents delivered pursuant to this Section may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

Section 6.04.  Annual Independent Public Accountants’ Attestation.

(a)            On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 201[__], the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Transferor or their respective Affiliates) to furnish to the Transferor and the Trustees each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer during the related fiscal year (or such shorter period in the case of the first such attestation report) delivered by such accountants in the form specified by paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

(b)            Deliveries pursuant to this Section may be delivered by e-mail.  A copy of the documents delivered pursuant to this Section may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

Section 6.05.  Statements to Securityholders.  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuer, but not later than the latest date permitted by law, the Servicer shall cause each Trustee to mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing certain information for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder’s preparation of federal income tax returns.  In addition, the Servicer shall furnish to the Trustees for distribution to such Person at such time such other information necessary under Applicable Law for the preparation of such income tax returns.

ARTICLE SEVEN

 SERVICER EVENTS OF DEFAULT

Section 7.01.  Servicer Events of Default.

(a)            Notwithstanding Section 8.03 of the Basic Servicing Agreement, only the occurrence and continuation of any of the following events will be an “Exchange Note Servicer Event of Default” with respect to the 201[__]-[__] Exchange Note, and the “Exchange Note Servicer Events of Default” set forth in Section 8.03(a) of the Basic Servicing Agreement shall not apply to the 201[__]-[__] Exchange Note or to this 201[__]-[__] Servicing Supplement:

(i)    any failure by the Servicer to deliver to the Indenture Trustee any proceeds or payment required to be so delivered with respect to the 201[__]-[__] Exchange Note under the Basic Servicing Agreement or this 201[__]-[__] Servicing Supplement that continues unremedied for ten Business Days after the earlier of the date on which (A) notice of such failure is given to the Servicer by the Indenture Trustee or (B) an Authorized Officer of the Servicer has actual knowledge of such failure;

(ii)   any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the 201[__]-[__] Servicing Agreement, which failure materially and adversely affects the rights of holders of interests in the 201[__]-[__] Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, the Certificateholders, and which continues unremedied for 90 days after written notice thereof is given to the Servicer by the Indenture Trustee;

(iii)  any representation, warranty or statement of the Servicer made in the 201[__]-[__] Servicing Agreement or any certificate, report or other writing delivered pursuant to the 201[__]-[__] Servicing Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the 201[__]-[__] Exchange Note, the Noteholders or, in the event that Certificates are sold to unaffiliated third parties, the Certificateholders, and which failure continues unremedied for 90 days after written notice thereof is given to the Servicer by the Indenture Trustee; or

(iv)  the occurrence of certain Insolvency Events with respect to the Servicer;

provided, however, that the occurrence of any event set forth in clauses (i) through (iii) with respect to the 201[__]-[__] Reference Pool will be an Exchange Note Servicer Event of Default only with respect to the 201[__]-[__] Reference Pool and will not be a Servicer Event Default with respect to any other Reference Pool or the Revolving Facility Pool.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i), (ii) or (iii) for a period of 120 days will not constitute an Exchange Note Servicer Event of Default if that failure or delay was caused by Force Majeure.  Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Basic Servicing Agreement and this 201[__]-[__] Servicing Supplement.

(b)            With respect to actions taken under Section 8.03(c) of the Basic Servicing Agreement after the occurrence of an Exchange Note Servicer Event of Default, any actions to be taken by the 201[__]-[__] Exchange Noteholder thereunder shall be exercised by the Indenture Trustee, acting at the direction of 66 2/3% of the Holders of the Outstanding Amount of the Controlling Class.

(c)            In accordance with Section 8.05 of the Basic Servicing Agreement, after the occurrence of an Exchange Note Servicer Event of Default, the 201[__]-[__] Exchange Noteholder (which for purposes of this Section shall be the Indenture Trustee, acting at the direction of 66 2/3% of the Holders of the Outstanding Amount of the Controlling Class) may waive any such Servicer Event of Default and its consequences.  Upon any such waiver, the applicable Exchange Note Servicer Event of Default will cease to exist, and will be deemed to have been remedied for every purpose of this Agreement.  No such waiver will extend to any subsequent or other event or impair any right consequent thereon.

(d)            On or after the receipt by the Servicer of notice of an Exchange Note Servicer Event of Default, all authority and power of the Servicer under this 201[__]-[__] Servicing Supplement, whether with respect to the Notes, the Certificates, the Trust Estate or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed pursuant to the terms of the Basic Servicing Agreement.  The outgoing Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the outgoing Servicer under this 201[__]-[__] Servicing Supplement, including the transfer to the Indenture Trustee or such Successor Servicer for administration by it of all cash amounts that shall at the time be held by the outgoing Servicer for deposit, or have been deposited by the outgoing Servicer, in the 201[__]-[__] Bank Accounts or thereafter received with respect to the 201[__]-[__] Leases and 201[__]-[__] Vehicles and all information or documents that the Indenture Trustee or such Successor Servicer may require, and the Successor Servicer shall not be liable if it cannot perform due to the failure of the predecessor Servicer to so deliver.  In addition, the Servicer shall transfer its electronic records relating to the 201[__]-[__] Leases and 201[__]-[__] Vehicles to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request.  All Transition Costs shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

(e)            Notwithstanding Section 7.01(d), if the Indenture Trustee shall be unwilling so to act or if it is legally unable so to act, a Successor Servicer shall be appointed in accordance with Section 8.04 of the Basic Servicing Agreement.  Compensation for any Successor Servicer shall not be greater than that payable to MBFS USA as initial Servicer hereunder without the prior consent of the Majority Noteholders of the Controlling Class (or Holders of Certificates representing not less than 51% of the aggregate Certificate Percentage Interests then outstanding if the Notes are no longer Outstanding).  The Indenture Trustee and such successor shall take such action, consistent with this 201[__]-[__] Servicing Supplement, as shall be necessary to effectuate any such succession.  The Indenture Trustee shall not be relieved of its duties as

Successor Servicer under this Section until a newly appointed Servicer shall have assumed the obligations and duties of the terminated Servicer under this 201[__]-[__] Servicing  Supplement.  Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer hereunder.

ARTICLE EIGHT

 MISCELLANEOUS

Section 8.01.  Amendments.

(a)            This 201[__]-[__] Servicing Supplement and the Basic Servicing Agreement, as supplemented by this 201[__]-[__] Servicing Supplement, may be amended in accordance with Section 10.01 of the Basic Servicing Agreement without the consent of any Securityholder, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add, change or eliminate any other provision with respect to matters or questions arising under this 201[__]-[__] Servicing Supplement that are not inconsistent with the provisions of this 201[__]-[__] Servicing Supplement; provided, that (i) the Servicer shall have delivered to the Indenture Trustee an Opinion of Counsel or an Officer’s Certificate of the Issuer to the effect that such action will not materially adversely affect the interests of any Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment.

(b)            Each amendment, supplement or other modification of this 201[__]-[__] Servicing Supplement other than those provided for in Section 7.01(a) requires the consent of the Majority Noteholders of the Controlling Class (or if the Notes are no longer Outstanding, Holders of Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interests); provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the 201[__]-[__] Leases and 201[__]-[__] Vehicles or distributions that are required to be made for the benefit of the Securityholders, change the Interest Rate applicable to any class of Notes or the Required Reserve Amount for the 201[__]-[__] Reserve Account, without the consent of all holders of Notes then Outstanding or (ii) reduce the percentage of the Note Balance of the Notes or of the Controlling Class the consent of the Holders of which is required for any amendment to this 201[__]-[__] Servicing Supplement without the consent of all Holders of Notes or of the Controlling Class then Outstanding.

(c)            It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(d)            Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee and the Rating Agencies and (ii) the Indenture Trustee will deliver to each Holder of a 201[__]-[__] ABS Note a copy of such amendment.

Section 8.02.  Successors and Assigns.  All covenants and agreements in the Basic Servicing Agreement, as supplemented by this 201[__]-[__] Servicing Supplement, shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.  Any request, notice, direction, consent, waiver or other instrument or action by the parties hereto shall bind their respective successors and assigns.

Section 8.03.  Third-Party Beneficiaries.  The Issuer and the Indenture Trustee, as holder and pledgee, respectively, of the 201[__]-[__] Exchange Note, and their respective successors, permitted assigns and pledges are third-party beneficiaries of the obligations of the parties hereto and may directly enforce the performance of any such obligations hereunder.

Section 8.04.  No Petition.  Each of the Servicer and the Collateral Agent covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all Exchange Notes and all outstanding Securities, it will not institute against, or join any Person in instituting against, the Titling Trust, the Initial Beneficiary or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the 201[__]-[__] ABS Notes, the 201[__]-[__] Exchange Note or the 201[__]-[__] Basic Documents and agrees that it will not cooperate with or encourage others to institute any such Proceeding.

Section 8.05.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)            THIS 201[__]-[__] SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)            Each party to this 201[__]-[__] Servicing Supplement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all Proceedings arising out of or relating to this 201[__]-[__] Servicing Supplement or the transactions contemplated by the 201[__]-[__] Basic Documents.  Each party to this 201[__]-[__] Servicing Supplement irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in such a court and any claim that any such Proceeding brought in such a court has been brought in an inconvenient forum.

Section 8.06.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS 201[__]-[__] SERVICING SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY 201[__]-[__] BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY 201[__]-[__] BASIC DOCUMENT.

Section 8.07.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this 201[__]-[__] Servicing Supplement or the 201[__]-[__] Servicing Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this 201[__]-[__] Servicing Supplement or the 201[__]-[__] Servicing Agreement, as applicable, and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this 201[__]-[__] Servicing Supplement or the 201[__]-[__] Servicing Agreement.

Section 8.08.  Counterparts.  This 201[__]-[__] Servicing Supplement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Section 8.09.  Table of Contents and Headings.  The Table of Contents and the various headings in this 201[__]-[__] Servicing Supplement are included for convenience only and will not affect the meaning or interpretation of any provision of this 201[__]-[__] Servicing Supplement.

Section 8.10.  Conflict with Basic Servicing Agreement.  In the event of any conflict between this 201[__]-[__] Servicing Supplement and the Basic Servicing Agreement, the terms of this 201[__]-[__] Servicing Supplement will prevail.

Section 8.11.  No Recourse.  It is expressly understood and agreed by the parties that (i) this document is executed and delivered by BNYM, not individually or personally, but solely as Titling Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Titling Trust is made and intended not as personal representations, undertakings and agreements by BNYM but is made and intended for the purpose for binding only the Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on BNYM, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (iv) under no circumstances shall BNYM be personally liable for the payment of any indebtedness or expenses of the Titling Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust under this document or any other related documents.

Section 8.12.  Each Exchange Note Separate; Assignees of Exchange Note.  Each party hereto acknowledges and agrees (and each holder or pledgee of the 201[__]-[__] Exchange Note, by virtue of its acceptance of such 201[__]-[__] Exchange Note or pledge thereof acknowledges and agrees) that (i) the Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (a) the 201[__]-[__] Exchange Note or the related 201[__]-[__] Reference Pool shall be enforceable against such 201[__]-[__] Reference Pool only and not against any other Reference Pool or the Revolving Facility Pool and (b) any other Exchange Note, any other Reference Pool or the Revolving Facility Pool shall be enforceable against such other Exchange Note, other Reference Pools, or the Revolving Facility Pool only, as applicable, and not against the 201[__]-[__] Exchange Note or any 201[__]-[__] Lease or 201[__]-[__] Vehicle included in the 201[__]-[__] Reference Pool, (iii) except to the extent required by law, the leases and the related leased vehicles included in the Revolving Facility Pool or leases and the related leased vehicles included in any other Reference Pool with respect to any other Exchange Note (other than the 201[__]-[__] Exchange Note transferred hereunder which is related to the 201[__]-[__] Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the 201[__]-[__] Exchange Note in respect of such claim, (iv) no creditor or holder of a claim relating to (a) the 201[__]-[__] Exchange Note or the related 201[__]-[__] Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any other Reference Pool, the Revolving Facility Pool or any other Exchange Note or the assets allocated thereto (except to the extent of amounts available to such Persons on a fully subordinated basis), and (b) any other Reference Pool, the Revolving Facility Pool or any other Exchange Note other than the 201[__]-[__] Exchange Note related to the 201[__]-[__] Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 201[__]-[__] Reference Pool and (v) any purchaser, assignee or pledgee of an interest in the 201[__]-[__] Reference Pool or, the 201[__]-[__] Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (a) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement and (b) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool.

IN WITNESS WHEREOF, the parties hereto have caused this 201[__]-[__] Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer

By:
Name:
Title:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender

By:
Name:
Title:

DAIMLER TRUST, as Titling Trust

By:	BNY MELLON TRUST OF DELAWARE (f/k/a BNYM (Delaware)) (f/k/a The Bank of New York (Delaware)), not in its individual capacity but solely as Titling Trustee,

By:
Name:
Title:

DAIMLER TITLE CO., as Collateral Agent

By:
Name:
Title:

201[__]-[__] Servicing Supplement

EXHIBIT A

201[__]-[__] REFERENCE POOL ASSET SCHEDULE

 (On file with the Collateral Agent)

A-1

EXHIBIT B

201[__]-[__] LEASE AND 201[__]-[__] VEHICLE REPRESENTATIONS AND WARRANTIES

(i)            Origination.  The 201[__]-[__] Lease is a Stand-Alone Lease that was originated (a) by a Dealer, (b) on or after [__________], (c) pursuant to an agreement which allows for recourse to the Dealer in the event of certain defects in the 201[__]-[__] Lease (but not for a default by the related Lessee) and (d) in substantial compliance with the Credit and Collection Policy.

(ii)           Leases.  The 201[__]-[__] Lease constitutes “tangible chattel paper” within the meaning of Section 9-102 of the UCC.

(iii)          Leased Vehicle.  The related 201[__]-[__] Vehicle is a Mercedes-Benz passenger car, sport utility vehicle or a smart automobile that was new at the time of the origination of the related 201[__]-[__] Lease.

(iv)          Certificate of Title and Lienholder.  The 201[__]-[__] Vehicle was titled in a State, or the Servicer has started procedures that will result in the [__]-[__] Vehicle being titled, in accordance with the Titling Trust Agreement and in a manner acceptable to the related Registrar of Titles, and the Collateral Agent is or will be noted as lienholder of the 201[__]-[__] Vehicle (other than in Kansas, Missouri, Nebraska or South Dakota) and such lien is a perfected first priority security interest.

(v)            Lessee.  The related Lessee is a Person other than MBFS USA, any Affiliate thereof or a Governmental Authority and, at the time of origination of the 201[__]-[__] Lease, based on information provided by the Lessee, the Lessee is located in and has a billing address within a State.

(vi)          Closed-End Lease; Payment in Dollars.  The 201[__]-[__] Lease is payable solely in Dollars in the United States and is a closed-end lease that provides for equal monthly payments by the Lessee, which scheduled payments, if made when due, fully amortize to an amount equal to the Booked Residual Value of the related 201[__]-[__] Vehicle based upon the related Contract Rate.

(vii)         One Original.  There is only one original executed copy of the 201[__]-[__] Lease.  The Servicer, or its custodian, has possession of such original, which does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Titling Trust.

(viii)        Compliance with Law.  The 201[__]-[__] Lease complied in all material respects at the time it was originated and, as of the 201[__]-[__] Closing Date, will comply in all material respects with all requirements of federal, State and local laws.

(ix)            Enforceability.  The 201[__]-[__] Lease was fully and properly executed by the parties thereto and such 201[__]-[__] Lease represents the legal, valid and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as enforceability is subject to or limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights in general or principles of equity (whether considered in a suit at law or in equity).

(x)            Title to the Lease and Leased Vehicle.  Neither the 201[__]-[__] Lease nor the 201[__]-[__] Vehicle has been sold, transferred, assigned, pledged or granted by any Dealer to any Person other than the Titling Trust.  The Titling Trust has good and marketable title to such 201[__]-[__] Lease and 201[__]-[__] Vehicle, free and clear of any Liens (other than Permitted Liens), participations and rights of others, including, to the knowledge of the Servicer, Liens (other than Permitted Liens) or claims for work, labor or material relating to such 201[__]-[__] Vehicle.

(xi)            Lease in Full Force and Effect; No Waiver.  The 201[__]-[__] Lease is in full force and effect and not satisfied, subordinated or rescinded and no provision of the 201[__]-[__] Lease has been waived in any manner that causes or could cause such 201[__]-[__] Lease to not qualify with the other criteria set forth herein.

(xii)           No Defenses.  The 201[__]-[__] Lease is not subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related Lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened.

(xiii)          Assignability.  The 201[__]-[__] Lease is fully assignable and does not require the consent of the related Lessee or any other Person as a condition to any transfer, sale or assignment of the rights thereunder to the Titling Trust.

(xiv)          Lease Term.  As of its origination date, the 201[__]-[__] Lease had an original Lease Term of no less than [__] months and no more than [__] months.

(xv)            Insurance.  As of the time of origination of the 201[__]-[__] Lease, the related lease agreement required the related Lessee to obtain physical damage insurance covering the related 201[__]-[__] Vehicle.

(xvi)          No Bankruptcy.  As of the 201[__]-[__] Cutoff Date, the Servicer has not received actual notice that the Lessee on any 201[__]-[__] Lease is a debtor in a bankruptcy proceeding.

(xvii)         No Extensions.  The 201[__]-[__] Lease has not been extended or otherwise been deferred, but may have been modified in accordance with the Credit and Collection Policy so long as such modification did not cause such 201[__]-[__] Lease to not qualify with the other criteria set forth herein.

(xviii)        Delinquencies; No Payment Default.  As of the 201[_]-[_] Cutoff Date, none of the 201[_]-[_] Leases is Delinquent.  As of the Cutoff Date, none of the 201[__]-[__] Leases is a Defaulted Lease.

(xix)            Securitization Value.  As of the 201[__]-[__] Cutoff Date, each 201[__]-[__] Lease had a Securitization Value not less than $________ and no more than $__________.

(xx)            FICO Score.  As of its origination date, the Lessee under the 201[__]-[__] Lease had a FICO score of not less than ___.

(xxi)            No Allocation to Other Specified Interest.  The 201[__]-[__] Lease and the related 201[__]-[__] Vehicle allocated to the 201[__]-[__] Reference Pool has not been allocated to any Reference Pool other than the 201[__]-[__] Reference Pool.

(xxii)           Model Year.  The related 201[__]-[__] Vehicle has a model year between 20[__] and 201[__].

EXHIBIT C

MONTHLY INVESTOR REPORT

Mercedes-Benz Auto Lease Trust 201[__]-[__]
Investor Report
Collection Period Ended	DD-Mon-YYYY
	`					Amounts in USD
Dates

Collection Period No.	#
Collection Period (from... to)	DD-Mon-YYYY	DD-Mon-YYYY
Determination Date	DD-Mon-YYYY
Record Date	DD-Mon-YYYY
Payment Date	DD-Mon-YYYY
Interest Period of the Class A-1 Notes (from... to)	DD-Mon-YYYY	DD-Mon-YYYY	Actual/360 Days #
Interest Period of the Class A-2, A-3 and A-4 Notes (from... to)	DD-Mon-YYYY	DD-Mon-YYYY	30/360 Days #
Summary

	Initial	Beginning	Ending	Principal	Principal per $1000	Note
	Balance	Balance	Balance	Payment	Face Amount	Factor
Class A-1 Notes
Class A-2A Notes
Class A-2B Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes						Class A-4 Notes
Total Note Balance	$	$	$	$
Overcollateralization
Total Securitization Value	$	$	$
present value of lease payments	$	$	$
present value of Base Residual Value	$	$	$

	Amount	Percentage
Initial Overcollateralization Amount	$	%
Target Overcollateralization Amount	$	%
Current Overcollateralization Amount	$	%

	Interest Rate	Interest Payment	Interest per $1000 Face Amount	Interest & Principal Payment	Interest & Principal Payment per $1000 Face Amount
Class A-1 Notes	%		$		$
Class A-2A Notes	%		$		$
Class A-2B Notes	%		$		$
Class A-3 Notes	%		$		$
Class A-4 Notes	%		$		$
Class B Notes	%		$		$
	%		$		$
Total		$		$

Initial	Beginning	Ending
Balance	Balance	Balance
Exchange Note Balance	$	$	$
Distributions on the Exchange Note	$
(1)	Total Servicing Fee and Nonrecoverable Servicer Advances
(2)	Exchange Note Interest Distributable Amount ([___]%)
(3)	Exchange Note Principal Distributable Amount
(4)
Any amounts by which the sum payable pursuant to Sections 8.03(a)(i) through (vii) of the Indenture (or, if applicable, pursuant to Sections 5.04(b)(i) through (vii) of the Indenture) exceed the sum of the Exchange Note Interest Distributable Amount and  the Exchange Note Interest Distributable Amount

(5)	Remaining Funds Payable to the Daimler Retail Specified Interest Certificate
Total Distributions

Available Funds
Lease Payments Received		$
Net Sales Proceeds-early terminations (incl. Defaulted Leases) $
Net Sales Proceeds-scheduled terminations		$
Thereof excess wear and tear received	$
Thereof excess mileage charges received	$
Subtotal		$
Repurchase Payments	$
Advances made by the Servicer	$
Investment Earnings	$
Total Available Collections	$
Reserve Account Draw Amount	$
Total Available Funds	$

Distributions
(1) Total Trustee Fees		$
(2) Interest Distributable Amount Class A Notes $
(3) Priority Principal Distribution Amount	$
(4) To Reserve Fund to reach the Reserve Fund Required Amount $
(5) Regular Principal Distribution Amount		$
(6) Additional Servicing Fee and Transition Costs	$
(7) Total Trustee Fees [not previously paid under (2)] $
(8) Excess Collections to Certificateholders		$
Total Distribution		$

Distribution Detail

	Amount Due	Amount Paid	Shortfall
Total Servicing Fee $ $	$
Total Trustee Fee	$			$	$

Monthly Interest Distributable Amount $ $	$
thereof on Class A-1 Notes
thereof on Class A-2A Notes
thereof on Class A-2B Notes
thereof on Class A-3 Notes

thereof on Class A-4 Notes
thereof on Class B Notes

Interest Carryover Shortfall Amount $ $	$
thereof on Class A-1 Notes
thereof on Class A-2A Notes
thereof on Class A-2B Notes
thereof on Class A-3 Notes
thereof on Class A-4 Notes
thereof on Class B Notes
Interest Distributable Amount Class A Notes
	$			$	$
Priority Principal Distribution Amount
Regular Principal Distribution Amount $ $	$
Principal Distribution Amount	$			$	$
	$			$	$
Reserve Fund and Investment Earnings
Reserve Fund

Reserve Fund Required Amount
$
Reserve Fund Amount - Beginning Balance
plus top up Reserve Fund up to the Required Amount	$

plus Net Investment Earnings for the Collection Period	$
minus Net Investment Earnings	$
minus Reserve Fund Draw Amount	$
Reserve Fund Amount - Ending Balance	$
$
Reserve Fund Deficiency
$
Investment Earnings

Net Investment Earnings on the Reserve Fund
Net Investment Earnings on the Exchange Note Collection Account $
Investment Earnings for the Collection Period	$
$
Notice to Investors

Pool Statistics

Pool Data

Cutoff Date Securitization Value	Amount
$ $		Number of Receivables
Securitization Value beginning of Collection Period
Principal portion of lease payments $
Terminations- Early	$	#
Terminations- Scheduled	$
Repurchase Payments (excluding interest)
Gross Losses	$
Securitization Value end of Collection Period	$
$ #
Pool Factor
%

Weighted Average Securitization Rate	As of Cutoff Date
Weighted Average Remaining Term (months)% %	Current
Weighted Average Seasoning (months)	# #
Aggregate Base Residual Value	# #

Cumulative Turn-in Ratio	$	$

Delinquency Profile *						%

Current					Amount**
31-60 Days Delinquent					Number of Leases	Percentage
61-90 Days Delinquent
91-120 Days Delinquent
Total
			$		#	100.00%
*A lease is not considered delinquent if the amount past due is less than 10% of the payment due under such lease **Based on the actual Securitization Value of the respective leases

Delinquency Trigger:
60+ Delinquent Leases to EOP Aggregate Securitization Value			_______%
Delinquency Trigger occurred			No [Yes]
Current			Cumulative
Credit Loss	Amount	Number of Leases	Amount	Number of Leases
Securitization Value of Defaulted Leases BOP
Less Liquidation Proceeds
Less Recoveries
Principal Current Net Credit Loss / (Gain)
Net Credit Loss / (Gain) as % of Average Securitization Value (annualized):
Current Collection Period:
Prior Collection Period:
Second Prior Collection Period:
Third Prior Collection Period:
Four Month Average:

Cumulative Net Credit Loss / (Gain) as % of Cutoff Date Securitization Value:
Average Net Credit Loss/(Gain):

Residual Loss	$

Securitization Value of Liquidated Leases BOP
Less sales proceeds and other payments received during Collection Period	Current
Current Residual Loss / (Gain)	$
Cumulative Residual Loss / (Gain)	$
Cumulative Residual Loss / (Gain) as % of Cut-off Date Securitization Value:	$
Average Residual Loss / (Gain):

EXHIBIT D

FORM OF PERFORMANCE CERTIFICATION

 Re:  Mercedes-Benz Auto Lease Trust 201[__]-[__]

The undersigned Servicer hereby certifies to _______ and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Issuer to be signed by an officer of the Servicer pursuant to the Sarbanes-Oxley Act of 2002:

1.            I have reviewed:

(i)            the servicer compliance statement of the Servicer provided in the form specified by Item 1123 of Regulation AB (the “Compliance Statement”);

(ii)           the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”);

(iii)          the registered public accounting firm’s attestation report provided in the form specified by Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”); and

(iv)          all servicing reports, officer’s certificates and other information relating to the servicing of the 201[__]-[__] Leases and 201[__]-[__] Vehicles by the Servicer during 20___ that were delivered by the Servicer to the Indenture Trustee pursuant to the Agreement (collectively, the “Servicing Information”).

2.            Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information.

3.            Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Indenture Trustee.

4.            I am responsible for reviewing the activities performed by Mercedes-Benz Financial Services USA LLC, as Servicer (the “Servicer”) under the 201[__]-[__] Servicing Supplement, dated as of [____ __], 201[__] (the “Agreement”), among Mercedes Benz Financial Services USA LLC, as the lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), Daimler Trust (the “Titling Trust”) and Daimler Title Co., as collateral agent (the “Collateral Agent”), and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance
D-1

Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects.

5.            The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer pursuant to the Agreement, have been provided to the Indenture Trustee.  Any material instances of noncompliance described in such reports have been disclosed to the Transferor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Agreement.

Date: ____________________
MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:
Name:
Title:

D-2

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
N/A
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A for obligor disbursements	Servicer
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Servicer
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Servicer

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
N/A
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Servicer
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		Servicer
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		Servicer

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		Servicer
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		Servicer
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		Servicer
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		Servicer
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool assets documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
Servicer
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.
Servicer
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.
Servicer
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Servicer

Reference	Criteria	Applicable Servicing Criteria	Responsible Party
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
N/A
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

By:
Name:
Title:

APPENDIX 1
USAGE AND DEFINITIONS
USAGE
The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:
(a)            All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.
(b)            Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under International Financial Reporting Standards as in effect on the date of such agreement, certificate or other document.  To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under International Financial Reporting Standards, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.
(c)            References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement.  References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to such agreement.  The term “or” means “and/or” and the term “including” means “including without limitation”.
(d)            The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(e)            Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.
(f)            References to a Person are also to its permitted successors and assigns.
A1-1

(g)            References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.
(h)            Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.
DEFINITIONS
“201[__]-[__] ABS Notes” or “Notes” means the Class A‑1 Notes, the Class A‑2[A] Notes, [the Class A-2B Notes,] the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, in each case, substantially in the form of Exhibit A to the Indenture.
“201[__]-[__] Administration Agreement” means the 201[__]-[__] Administration Agreement, dated as of [_____ __], 201[__], among the Issuer, the Administrator and the Indenture Trustee.
“201[__]-[__] Aggregate Base Residual Value” means, as of any date, the aggregate of the Base Residual Values of the 201[__]-[__] Leases as of such date.
“201[__]-[__] Aggregate Securitization Value” means, as of any date, the aggregate of the Securitization Values of the 201[__]-[__] Leases as of such date.
“201[__]-[__] Available Collections” means, for any Payment Date and the related Collection Period, the sum of (i) all amounts distributed to the 201[__]-[__] Exchange Noteholder pursuant to the 201[__]-[__] Exchange Note Supplement and (ii) any net investment earnings on amounts on deposit in the 201[__]-[__] Exchange Note Collection Account.
“201[__]-[__] Available Funds” means, for any Payment Date and the related Collection Period, the sum of (i) 201[__]-[__] Available Collections and (ii) the 201[__]-[__] Reserve Account Draw Amount.
“201[__]-[__] Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which 201[__]-[__] Available Collections is less than the amount necessary to make the distributions in clauses (i) through (iii) of Section 8.03(a) of the Indenture.
“201[__]-[__] Bank Accounts” means the 201[__]-[__] Exchange Note Collection Account, the 201[__]-[__] Distribution Account and the 201[__]-[__] Reserve Account.
“201[__]-[__] Basic Documents” means (i) the Basic Documents, (ii) the 201[__]-[__] Servicing Supplement, (iii) the 201[__]-[__] Exchange Note Supplement, (iv) the Control Agreements, (v) the First-Tier Sale Agreement, (vi) the Second-Tier Sale Agreement, (vii) the Indenture, (viii) the 201[__]-[__] Administration Agreement, (ix) the Trust Agreement and (x) Asset Representations Review Agreement.
“201[__]-[__] Closing Date” means ______ __, 201[__].
A1-2

“201[__]-[__] Collateral” has the meaning specified in the Granting Clause of the Indenture.
“201[__]-[__] Collections” means, for any Payment Date and the related Collection Period, the net amount collected or received by the Servicer on or in respect of the 201[__]-[__] Leases and 201[__]-[__] Vehicles during such Collection Period and transferred to the 201[__]-[__] Exchange Note Collection Account in respect of (i) Base Monthly Payments (including Payments Ahead when received) and any other payments under the 201[__]-[__] Leases, in each case excluding any Administrative Charges, (ii) Repurchase Payments, (iii) Net Liquidation Proceeds, (iv) Excess Mileage/Wear and Tear Fees, (v) proceeds of Dealer Recourse Rights, (vi) Pull Ahead Payments, (vii) Servicer Advances made by the Servicer and (viii) in the case of an optional termination pursuant to Section 5.01 of the 201[__]-[__] Servicing Supplement, the price specified in such Section; provided, however, that 201[__]-[__] Collections shall not include (1) any amounts received with respect to a 201[__]-[__] Lease for which a Repurchase Payment was included in the Collections for any prior Collection Period and (2) any payments received on any 201[__]-[__] Lease to the extent that the Servicer has previously made a Servicer Advance with respect to such 201[__]-[__] Lease and is entitled to reimbursement from such payment.
“201[__]-[__] Cutoff Date” means, with respect to the 201[__]-[__] Reference Pool, the close of business on [_____ __], 201[__].
“201[__]-[__] Cutoff Date Aggregate Securitization Value” means $__________, the 201[__]-[__] Aggregate Securitization Value as of the 201[__]-[__] Cutoff Date.
“201[__]-[__] Distribution Account” means the account designated as such pursuant to Section 4.01(a)(ii) of the 201[__]-[__] Servicing Supplement.
“201[__]-[__] Exchange Note” means the note, substantially in the form set forth in Exhibit A to the 201[__]-[__] Exchange Note Supplement, duly executed and authenticated in accordance with the Basic Collateral Agency Agreement and the 201[__]-[__] Exchange Note Supplement.
“201[__]-[__] Exchange Note Balance” means, as of any date, the 201[__]-[__]as of any date, the 201[__]-[__] Exchange Note Initial Principal Balance, reduced by payments of principal made on or prior to such date on the 201[__]-[__] Exchange Note.
“201[__]-[__] Exchange Note Collection Account” means the account designated as such pursuant to Section 4.01(a)(i) of the 201[__]-[__] Servicing Supplement.
“201[__]-[__] Exchange Note Final Scheduled Payment Date” means __________, 201_.
“201[__]-[__] Exchange Note Initial Principal Balance” means $__________, which is approximately [___]% of the 201[__]-[__] Cutoff Date Aggregate Securitization Value.
 “201[__]-[__] Exchange Note Interest Distributable Amount” means, with respect to any Payment Date and the related 201[__]-[__] Exchange Note Interest Period, the amount equal to the sum of (i) the aggregate amount of interest accrued on the 201[__]-[__] Exchange Note
A1-3

Balance at the 201[__]-[__] Exchange Note Interest Rate for the related 201[__]-[__] Exchange Note Interest Period, plus (ii) the portion of the 201[__]-[__] Exchange Note Interest Distributable Amount, if any, that was not paid on any prior Payment Date plus interest on such unpaid amount, to the extent permissible by law, at the 201[__]-[__] Exchange Note Interest Rate.
“201[__]-[__] Exchange Note Interest Period” means, with respect to the 201[__]-[__] Exchange Note and any Payment Date, the period [from and including the previous Payment Date (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the 201[__]-[__] Closing Date) to, but excluding, the related Payment Date] [from and including the 15th day of the month in which the preceding Payment Date occurred (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the 201[__]-[__] Closing Date) to but excluding the 15th day of the month in which such Payment Date occurs].
“201[__]-[__] Exchange Note Interest Rate” means a fixed rate of [___]% per annum.
“201[__]-[__] Exchange Note Issuance Date” means the 201[__]-[__] Closing Date.
“201[__]-[__] Exchange Note Principal Distributable Amount” means, with respect to any Payment Date and the related Collection Period, the amount equal to the sum of (i) the difference between (a) the 201[__]-[__] Aggregate Securitization Value as of the close of business on the last day of the immediately preceding Collection Period, less (b) the 201[__]-[__] Aggregate Securitization Value as of the close of business on the last day of the related Collection Period, plus (ii) the portion of the 201[__]-[__] Exchange Note Principal Distributable Amount, if any, that was not paid on any prior Payment Date; provided, that, for each Payment Date occurring on or after the Exchange Note Final Scheduled Payment Date, the Exchange Note Principal Payment Amount will equal the entire outstanding 201[__]-[__] Exchange Note Balance as of such Payment Date.
“201[__]-[__] Exchange Note Purchase Date” means, with respect to the purchase of the 201[__]-[__] Exchange Note pursuant to Section 5.01 of the 201[__]-[__] Servicing Supplement, the Payment Date specified by the Servicer pursuant to such Section.
“201[__]-[__] Exchange Note Purchase Price” means an amount equal to the 201[__]-[__] Exchange Note Balance as of the 201[__]-[__] Exchange Note Purchase Date, plus accrued and unpaid interest thereon.
“201[__]-[__] Exchange Note Supplement” means the 201[__]-[__] Exchange Note Supplement to the Basic Collateral Agency Agreement, dated as of [_____ __], 201[__], among the Borrower, the Administrative Agent, the Collateral Agent, the Lender, the Servicer and the Indenture Trustee.
“201[__]-[__] Exchange Noteholder” means initially, MBFS USA and, after giving effect to the transactions contemplated by the First-Tier Sale Agreement and the Second-Tier Sale Agreement, the Issuer.
A1-4

“201[__]-[__] Lease” means a Lease identified as a “201[__]-[__] Lease” in the Schedule of 201[__]-[__] Reference Pool Assets and included in the 201[__]-[__] Reference Pool, excluding any Lease for which the Repurchase Payment has been paid by the Servicer pursuant to Section 3.05(a) of the 201[__]-[__] Servicing Supplement.
“201[__]-[__] Lease File” means, with respect to each 201[__]-[__] Lease, the related Lease File.
“201[__]-[__] Reference Pool” means the Collateral Leases and Collateral Vehicles listed on the Schedule of 201[__]-[__] Reference Pool Assets.
“201[__]-[__] Reference Pool Servicing Fee” means, with respect to any Collection Period, (i) the product of (a) one-twelfth of [1.00]% (or, with respect to the first Payment Date, [___] of [1.00]%) and (b) the 201[__]-[__] Exchange Note Balance of the first day of such Collection Period, plus (ii) the portion, if any, of the 201[__]-[__] Reference Pool Servicing Fee for one or more prior Collection Periods that has not been paid.
“201[__]-[__] Reserve Account” means the account established pursuant to Section 4.01(a)(iii) of the 201[__]-[__] Servicing Supplement.
“201[__]-[__] Reserve Account Draw Amount” means, for any Payment Date, the lesser of (i) the amount on deposit in the 201[__]-[__] Reserve Account and (ii) the 201[__]-[__] Available Funds Shortfall Amount; provided, however, that, if on the last day of the related Collection Period the Note Balance is zero, the 201[__]-[__] Reserve Fund Draw Amount for that Payment Date will equal the amount on deposit in and available for withdrawal from the 201[__]-[__] Reserve Account after giving effect to all deposits to and withdrawals from the 201[__]-[__] Reserve Account on the preceding Payment Date.
“201[__]-[__] Secured Parties” means the Noteholders.
“201[__]-[__] Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the 201[__]-[__] Servicing Supplement.
“201[__]-[__] Servicing Supplement” means the 201[__]-[__] Supplement to the Basic Servicing Agreement, dated as of [_____ __], 201[__], among the Servicer, the Lender, the Titling Trust and the Collateral Agent.
“201[__]-[__] Vehicle” means the new Mercedes-Benz passenger cars, sport utility vehicles and crossovers and smart automobiles allocated to the 201[__]-[__] Reference Pool.
“ABS Control Agreement” means the 201[__]-[__] Collateral Account Control Agreement, dated as of [_____ __], 201[__], among the Issuer, the Indenture Trustee and [_____], in its capacity as a securities intermediary.
“Additional Servicing Fee” means, with respect to any Payment Date and the related Collection Period, if a Successor Servicer has been appointed pursuant to the 201[__]-[__] Servicing Agreement, the amount, if any, by which (i) the compensation payable to such
A1-5

Successor Servicer for such Collection Period exceeds (ii) the 201[__]-[__] Reference Pool Servicing Fee for such Collection Period.
“Administrator” means MBFS USA, in its capacity as Administrator pursuant to the 201[__]-[__] Administration Agreement, and its successors in such capacity.
"ADR Organization" means [the American Arbitration Association] or, if [the American Arbitration Association] no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Servicer.
"ADR Rules" means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.
“Aggregate Scheduled Securitization Value”  means, as of any date, the aggregate of the Scheduled Securitization Values of the 201[__]-[__] Leases as of such date.
“ALG Current Residual Value” means, with respect to a 201[__]-[__] Lease, the expected wholesale value of the related 201[__]-[__] Vehicle at its Maturity Date based on a residual value estimate of [Book [___][ (________ edition)] provided by the Automobile Lease Guide in [_______].
“ALG Residual Value” means, with respect to a 201[__]-[__] Lease, the expected wholesale value of a 201[__]-[__] Vehicle at its Maturity Date based on a residual value estimate provided by the Automobile Lease Guide at the time such 201[__]-[__] Lease was originated.
“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of [_______], 20[__], among the Issuer, [the Indenture Trustee, the Servicer, the Administrator] and the Asset Representations Reviewer.
“Asset Representations Reviewer” means [____], a [_______________].
“Authenticating Agent” has the meaning specified in the Indenture.
“Authorized Officer” means (i) the “Authorized Officers” listed under the definition of the term “Authorized Officer” in Appendix A to the Collateral Agency Agreement; (ii) in the case of the Transferor, those individuals determined pursuant to Section 4.18(a) of the Transferor LLC Agreement; (iii) in the case of the Issuer or the Owner Trustee, any officer of the Owner Trustee or any agent acting pursuant to a power of attorney by the Issuer or the Owner Trustee who is authorized to act for the Issuer or the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the 201[__]-[__] Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the 201[__]-[__] Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the 201[__]-[__] Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the 201[__]-[__]
A1-6

Closing Date (as such list may be modified or supplemented from time to time thereafter); and (iv) in the case of the Indenture Trustee and the Note Registrar, any officer within the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person, customarily performing functions similar to those performed by any of the above designated and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Base Residual Value” means, with respect to a 201[__]-[__] Lease, the lowest of the (i) Residual Value, (ii) the ALG Residual Value and (iii) the ALG Current Residual Value.
“Benefit Plan” means (i) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan”, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or any governmental, church, non‑U.S. or other plan that is subject to a Similar Law.
“Book-Entry Notes” means a beneficial interest in the 201[__]-[__] ABS Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.
“Certificate” means the Issuer’s asset backed certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit B to the Trust Agreement.
“Certificate Percentage Interest” means, with respect to a Certificate, the percentage specified on such Certificate as the Certificate Percentage Interest, which percentage represents the beneficial interest of the holder of such Certificate in the Issuer.  The initial Certificate Percentage Interest held by MBFS USA shall be 100%.
“Certificateholder” means the Person in whose name a Certificate is registered on the Certificate Register.
“Certification Parties” means, collectively, the Certifying Person and the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates.
“Certifying Person” means an individual who signs the Sarbanes-Oxley Certification.
“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2[A] Notes, [the Class A-2B Notes,] the Class A-3 Notes , the Class A-4 Notes and the Class B Notes.
“Class A Notes” means the Class A-1 Notes, the Class A-2, the Class A-3 Notes  and the Class A-4 Notes, collectively.
A1-7

“Class A-1 Final Scheduled Payment Date” means __________, 201_ (or, if such day is not a Business Day, the next succeeding Business Day).
“Class A-1 Interest Rate” means __________% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).
“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.
“Class A-1 Notes” means the $__________ aggregate principal amount of the Issuer’s __% Class A-1 Asset Backed Notes, issued pursuant to the Indenture.
“Class A-2 Final Scheduled Payment Date” means __________, 201_ (or, if such day is not a Business Day, the next succeeding Business Day).
[“Class A-2 Notes” means the Class A-2A Notes and the Class A-2B Notes.]
“Class A-2[A] Interest Rate” means __________% per annum (computed on the basis of a 360-day year of twelve 30-day months).
“Class A-2[A] Note Balance” means, as of any date, the Initial Class A-2A Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2A Notes.
“Class A-2[A] Notes” means the $__________ aggregate principal amount of the Issuer’s __% Class A-2[A] Asset Backed Notes, issued pursuant to the Indenture.
[“Class A-2B Interest Rate” means [LIBOR +[_____]%] per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).]
[“Class A-2 B Note Balance” means, as of any date, the Initial Class A-2B Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2B Notes.]
[“Class A-2B Notes” means the $__________ aggregate principal amount of the Issuer’s means [LIBOR +[_____]%] Class A-2B Asset Backed Notes, issued pursuant to the Indenture].
“Class A-3 Final Scheduled Payment Date” means __________, 201_ (or, if such day is not a Business Day, the next succeeding Business Day).
“Class A-3 Interest Rate” means ___% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year of twelve 30-day months).
“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.
“Class A-3 Notes” means the $__________ aggregate principal amount of the Issuer’s __% Class A-3 Notes, issued pursuant to the Indenture.
“Class A-4 Final Scheduled Payment Date” means __________, 201_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).
A1-8

“Class A-4 Interest Rate” means ___% per annum (computed on the basis of a 360-day year of twelve 30-day months).
“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.
“Class A-4 Notes” means the $__________ aggregate principal amount the Issuer’s __% Class A-4 Notes, issued pursuant to the Indenture.
“Class B Final Scheduled Payment Date” means __________, 201_ (or, if such day is not a Business Day, the next succeeding Business Day thereafter).
“Class B Interest Rate” means ___% per annum (computed on the basis of a 360-day year of twelve 30-day months).
“Class B Note Balance” means, as of any date, the Initial Class B Note Balance reduced by all payments of principal made on or prior to such date on the Class B Notes.
“Class B Notes” means the $__________ aggregate principal amount the Issuer’s __% Class B Notes, issued pursuant to the Indenture.
“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.
“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the 201[__]-[__] Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs).
“Commission” means the Securities and Exchange Commission.
“Control Agreements” means the ABS Control Agreement and the Titling Trust Control Agreement.
“Controlling Class” means the Holders of the [201[__]-[__] ABS Notes][Class A Notes for so long as any Class thereof is Outstanding and thereafter the Class B Notes].
A1-9

“Corporate Trust Office” means, with respect to
(i)            the Indenture Trustee and, for so long as the Indenture Trustee is the Note Registrar, the Note Registrar, the office of the Indenture Trustee at which its corporate trust business is administered, which on the 201[__]-[__] Closing Date is located at:
[______________________]
[______________________]
[______________________]
Attention:  __________
E-mail: _________@_________.com
Telephone:  [______________________]
Fax:  [______________________]
or at such other address as each party may designate by notice to the Borrower, the Servicer and each Noteholder; and
(ii)            the Owner Trustee, the office of the Owner Trustee at which its corporate trust business is administered, which on the 201[__]-[__] Closing Date is located at:
[______________________]
[______________________]
[_______], Delaware  19890
Attention:  __________
E-mail: _________@_________.com
Telephone:  [______________________]
Fax:  [______________________]
or at such other address as the Owner Trustee may designate by notice to the Indenture Trustee and the Transferor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Indenture Trustee and the Transferor.
“Default” means any occurrence that with notice or the lapse of time or both would become an Event of Default.
“Defaulted Lease” means any Lease with respect to which, at any time prior to its Maturity Date, (i) an amount equal to 10% or more of any related Base Monthly Payment remains unpaid for 120 days or more from the related Payment Due Date, (ii) such Lease has been identified by the Servicer as uncollectible, (iii) the related Vehicle has been repossessed and the related Lease has been terminated, (iv) such Lease has been written off by the Servicer in accordance with the Credit and Collection Policy for writing off lease contracts for leased vehicles other than with respect to repossessions or (v) in respect of which the Servicer’s records, in accordance with the Credit and Collection Policy, indicate that all Insurance Proceeds
A1-10

expected to be received have been received following a casualty or other loss with respect to the related Vehicle.
“Definitive Note” means a definitive fully registered Note.
“Delaware Secretary of State” means the Secretary of State of the State of Delaware.
“Delaware Statutory Trust Act” means The Delaware Statutory Trust Act, 12 Del.C. §3801 et seq.
“Delinquency Trigger” means, for any Collection Period, that the aggregate Securitization Value of Leases in the 201_-[_] Reference Pool that are 60 or more days Delinquent as a percentage of the aggregate Securitization Value of the Leases in the 20_-[__] Reference Pool as of the last day of the Collection Period exceeds ___% [for the first 12 Collection Periods, ___% for the next 12 Collection Periods and ___% for the remaining Collection Periods that the Notes are Outstanding].
“Delinquent” means a Lease on which 10% or more of a Base Monthly Payment required to be paid by the Lessee is past due.
“Depository Agreement” means the agreement between the Issuer and DTC, as the initial Clearing Agency, dated as of the 201[__]-[__] Closing Date.
“Determination Date” means, with respect to any Collection Period, two Business Days before the related Payment Date.
“DTC” means The Depository Trust Company.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“Eligible State” means, with respect to the Titling Trust, any State in which the Titling Trust is, if and to the extent required by Applicable Law, qualified, authorized and licensed to hold title or other evidence of the interest in leased vehicles.
“Event of Default” has the meaning specified in Section 5.01 of the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.
“Exchange Act Reports” means any reports on Form 10-D, Form 8-K or Form 10-K required to be filed by the Transferor with respect to the Issuer under the Exchange Act.
“Exchange Note Supplement” means the 201[__]-[__] Exchange Note Supplement.
“FICO” means Fair Isaac & Co.
“Final Scheduled Payment Date” means with respect to (i) the Class A‑1 Notes, the Class A‑1 Final Scheduled Payment Date, (ii) the Class A‑2 Notes, the Class A‑2 Final Scheduled
A1-11

Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date and (v) the Class B Notes, the Class B Final Scheduled Payment Date.
“First-Tier Assets” has the meaning specified in Section 2.01(a) of the First-Tier Sale Agreement.
“First-Tier Sale Agreement” means the First-Tier Sale Agreement, dated as of [_____ __], 201[__], between MBFS USA, as seller, and the Transferor, as purchaser.
“Force Majeure” means any delay or failure in performance caused by acts beyond the Issuer’s reasonable control, including acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar cause.
“Form 10-D Disclosure Item” means, with respect to any Person, any event specified in Part II of Schedule B to the 201[__]-[__] Exchange Note Supplement for which such Person is the responsible party, if such Person or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge of such event.
“Form 10-K Disclosure Item” means, with respect to any Person, (i) any Form 10-D Disclosure Item and (ii) any additional items specified in Part III of Schedule B to the 201[__]-[__] Exchange Note Supplement for which such Person is the responsible party, or if such Person is the Indenture Trustee or the Owner Trustee, a Responsible Officer of such Person has actual knowledge of such event.
“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off or recoupment against, and to deposit, set over and confirm pursuant to any 201[__]-[__] Basic Document.  A Grant of the 201[__]-[__] Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the 201[__]-[__] Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Indenture” means the Indenture, dated as of [_____ __], 201[__], between the Issuer and the Indenture Trustee.
“Indenture Trustee” means U.S. Bank, as indenture trustee under the Indenture, and its successors in such capacity.
“Independent” means, with respect to any Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Transferor, the Servicer and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect
A1-12

financial interest in the Issuer, any such other obligor, the Transferor, the Servicer or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Transferor, the Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or individual or entity performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and acceptable to the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and the signer is Independent within the meaning thereof.
“Initial Class A-1 Note Balance” means $___________.
“Initial Class A-2[A] Note Balance” means $___________.
[“Initial Class A-2B Note Balance” means $___________.]
“Initial Class A-3 Note Balance” means $___________.
“Initial Class A-4 Note Balance” means $___________.
“Initial Class B Note Balance” means $___________.
“Initial Note Balance” means, as the context may require, with respect to (i) all of the Notes, $_______ or (ii) any Note, an amount equal to the Initial Class A-1 Note Balance, the Initial Class A-2[A] Note Balance, [the Initial Class A-2B Note Balance,] the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as the case may be.
“Insolvency Event” means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition in bankruptcy; (iii) being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency Proceeding; (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (viii) below; (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person; (vii) the failure by such Person generally to pay its debts as such debts become due; (viii) the failure to obtain dismissal within 90 days of the commencement of any Proceeding against such Person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such Person or of such Person’s assets or any substantial portion thereof; and (ix) the taking of action by such Person in furtherance of any of the foregoing.  The foregoing definition of “Insolvency Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act.
A1-13

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Interest Distributable Amount” means, with respect to the 201[__]-[__] ABS Notes and any Payment Date and the related Interest Period, the sum of:
(i)            the portion of the Interest Distributable Amount with respect to the immediately preceding Payment Date that was not paid on such date plus
(ii)            in the case of (a) the Class A-1 Notes and the Class A-2B Notes, the product of (1) the Note Balance for the related Class as of the first day of such Interest Period, times (2) the Interest Rate for such Class, times (3) a fraction, (A) the numerator of which is the actual number of days in the related Interest Period and (B) the denominator of which is 360 or (b) the Class A-2A Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the product of (1) the Note Balance for the related Class as of the first day of such Interest Period, times (2) the Interest Rate for such Class, times (3) a fraction, (A) the numerator of which is 30 (or, in the case of the first Payment Date, [__]) and (B) the denominator of which is 360.
“Interest Period” means, with respect to the 201[__]-[__] ABS Notes, with respect to any Payment Date and (i) the Class A-1 Notes and Class B Notes, the period from and including the previous Payment Date (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the 201[__]-[__] Closing Date) to, but excluding, the related Payment Date and (ii) the Class A‑2 Notes, Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the period from and including the 15th day of the month in which the preceding Payment Date occurred (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the 201[__]-[__] Closing Date) to but excluding the 15th day of the month in which such Payment Date occurs.
“Interest Rate” means the Class A-1 Interest Rate, the Class A-2[A] Interest Rate, [the Class A-2B Interest Rate,] the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Class B Interest Rate, as applicable.
“Issuer” means Mercedes-Benz Auto Lease Trust 201[__]-[__], a Delaware statutory trust.
“Issuer Basic Documents” means the 201[__]-[__] Basic Documents to which the Issuer is a party.
“Issuer Obligations” means all amounts and obligations which the Issuer may at any time owe under the 201[__]-[__] Basic Documents, including to the Indenture Trustee for the benefit of the Noteholders under the Indenture or the other 201[__]-[__] Basic Documents and to the Asset Representations Reviewer under the Asset Representations Review Agreement.
“Issuer Order” and “Issuer Request” means a written order of or request by the Issuer, signed by an Authorized Officer and delivered to the Indenture Trustee.
A1-14

“Item 1119 Party” means the Transferor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee and any other material transaction party, as identified in Schedule A to the 201[__]-[__] Exchange Note Supplement.
[“LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first Interest Period.  If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks.  The Indenture Trustee will request the principal London office of each of such reference bank to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.  If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consultation with the Transferor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for U.S. dollar deposits for that maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.  The reference banks will be the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Transferor).]
[“LIBOR Determination Date” means, with respect to the Interest Period (i) relating to the first Payment Date, the second London Business Day prior to the 201[__]-[__] Closing Date and (ii) for any other Payment Date, the second London Business Day prior to the immediately preceding Payment Date.]
“Liquidated Lease” means, with respect to any Collection Period, a Lease (i) in respect of which the related Leased Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such Lease or (ii) that terminated more than 120 days prior to the end of such Collection Period and the related Leased Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period.
[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree be closed.]
A1-15

“Majority Noteholders” means, as of any date, the Holders of at least a majority of the Outstanding Amount of (i) the 201[__]-[__] ABS Notes or (ii) any Class of Notes, as indicated by the context.
“MBFS USA” means Mercedes-Benz Financial Services USA LLC (f/k/a DCFS USA LLC).
“Monthly Investor Report” means, with respect to any Collection Period and the related Payment Date, a servicing report setting forth 201[__]-[__] Collections and certain other information regarding the 201[__]-[__] Reference Pool received during or in respect of such Collection Period and the payments due on such Payment Date with respect to the 201[__]-[__] Exchange Note and the 201[__]-[__] ABS Notes, in substantially the form of Exhibit C to the 201[__]-[__] Servicing Supplement.
“Monthly Remittance Condition” means (i) that MBFS USA is the Servicer and is a direct or indirect wholly owned subsidiary of Daimler AG, (ii) there exists no Servicer Event of Default and (iii) with respect to (a) [___], Daimler AG’s short-term unsecured debt is rated at least “[__]” by [__] and (b) [[___], Daimler AG’s short-term unsecured debt is rated at least “[__]” by [__]] [[________] has agreed that the deposit of 201[__]-[__] Collections into the 201[__]-[__] Exchange Note Collection Account may be made by the Servicer on a monthly, rather than a daily, basis without such monthly deposits adversely impacting the ratings of any Outstanding Notes].
“Note Balance” means, as of any date, the sum of the Class A-1 Note Balance, the Class A-2A Note Balance, the Class A-2B Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance and the Class B Note Balance.
“Note Factor” means, with respect to each Class of the 201[__]-[__] ABS Notes on any Payment Date, the four or more digit decimal equivalent of a fraction the numerator of which is the Outstanding Amount of such Class of 201[__]-[__] ABS Notes on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the Initial Class A-1 Note Balance, the Initial Class A-2A Note Balance, the Initial Class A-2B Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance or the Initial Class B Note Balance,, as applicable.
“Note Owner” means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
“Note Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the 201[__]-[__] Distribution Account, including payments of principal of or interest on the 201[__]-[__] ABS Notes on behalf of the Issuer.
A1-16

“Note Redemption Price” means, an amount equal to the sum of (i) the Note Balance as of the Redemption Date, (ii) the Interest Distributable Amount payable on the Payment Date on which the redemption occurs and (iii) all Issuer Obligations.
“Note Register” and “Note Registrar” have the meanings specified in Section 2.05(a) of the Indenture.
“Noteholder” or “Holder” means, as of any date, the Person in whose name a 201[__]-[__] ABS Note is registered on the Note Register on the applicable Record Date.
“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.
“Officer’s Certificate” means, with respect to (i) the Servicer, the Transferor or the Administrator, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Servicer, the Transferor or the Administrator, as the case may be, and (ii) the Issuer or the Owner Trustee, a certificate signed by any Authorized Officer of the Issuer or the Owner Trustee, under the circumstances described in, and otherwise complying with, Section 11.01 of the Indenture, and delivered to the Indenture Trustee.  Unless otherwise specified by the context, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of the Issuer.
“Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in the 201[__]-[__] Basic Documents, be employees of or counsel to the Issuer, either Trustee, the Servicer or any of their respective Affiliates and, in the case of an opinion of counsel to be delivered to a party to the 201[__]-[__] Basic Documents or another entity (i) is delivered by counsel reasonably acceptable to the related recipient and (ii) is addressed to the related recipient.
“Outstanding” means, as of any date, all 201[__]-[__] ABS Notes authenticated and delivered under the Indenture on or before such date except:
(i)            201[__]-[__] ABS Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;
(ii)            201[__]-[__] ABS Notes to the extent an amount necessary to pay all or such portion of such 201[__]-[__] ABS Notes has been deposited with the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such 201[__]-[__] ABS Notes on or before such date; provided that if such 201[__]-[__] ABS Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee; and
(iii)            201[__]-[__] ABS Notes in exchange for or in lieu of which other 201[__]-[__] ABS Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that a Protected Purchaser holds any such 201[__]-[__] ABS Notes;
A1-17

provided that in determining (a) whether the Noteholders of 201[__]-[__] ABS Notes evidencing the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver under any 201[__]-[__] Basic Document, 201[__]-[__] ABS Notes owned by the Issuer, the Transferor, the Servicer or any of their respective Affiliates will be disregarded and deemed not to be Outstanding and (b) whether the Indenture Trustee is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only 201[__]-[__] ABS Notes that an Authorized Officer of the Indenture Trustee knows to be so owned will be disregarded and deemed not to be Outstanding; and, provided, further, that, notwithstanding the foregoing,  Notes owned by the Issuer, the Transferor, the Servicer or any of their respective Affiliates will be treated as Outstanding if no other Notes remain Outstanding.
“Outstanding Amount” means, as of any date, the Note Balance of all Outstanding 201[__]-[__] ABS Notes.
“Outstanding Balance” means, with respect to a 201[__]-[__] Lease, the Securitization Value of such 201[__]-[__] Lease as of the 201[__]-[__] Cutoff Date less the principal portion of all payments made in respect of such 201[__]-[__] Lease since the 201[__]-[__] Cutoff Date.
“Owner Trustee” means [______________________], solely in its capacity as owner trustee under the Trust Agreement and not in its individual capacity, and any successor in such capacity.
“Paying Agent” means the Indenture Trustee or any other Person appointed as such pursuant to Section 3.11 of the Trust Agreement.
“Payment Date” means, with respect to the 201[__]-[__] Exchange Note and the 201[__]-[__] ABS Notes, the 15th day of each calendar month, or, if such day is not a Business Day, the next Business Day, beginning [_____ __], 201[__].
“PBGC” means the Pension Benefit Guaranty Corporation.
“Performance Certification” means each certification delivered to the Certifying Person pursuant to Article Seven of the 201[__]-[__] Exchange Note Supplement.
“Permitted Investments” means, with respect to any 201[__]-[__] Bank Account, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Deposit Date relating to the next Payment Date that evidence:
 (i)            direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;
 (ii)            demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (a) incorporated under the laws of the United States, any State or any United States branch of a foreign bank, (b) subject to supervision and examination by federal or State banking or depository institution authorities and (c) at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other
A1-18

than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of which have the Required Rating;
 (iii)            commercial paper, including asset-backed commercial paper, having, at the time of the investment or contractual commitment to invest therein, the Required Rating;
 (iv)            investments in money market funds having, at the time of the investment or contractual commitment to invest therein, a rating from at least one Rating Agency and from each Rating Agency that rates such investment in the highest investment category granted thereby (including funds for which the Administrative Agent or any of its Affiliates is investment manager or advisor); and
 (v)            repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above.
Notwithstanding the foregoing, (a) except as otherwise provided in the 201[__]-[__] Servicing Supplement, each of the foregoing obligations, instruments and securities shall mature no later than the Business Day immediately preceding the date on which such funds are required to be available for application pursuant to any related 201[__]-[__] Basic Document (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related 201[__]-[__] Bank Account is located is the obligor, which may mature on such date), and shall be held to such maturity, (b) no Permitted Investment may be purchased at a premium, (c) no obligation or security may be a Permitted Investment unless (1) the Titling Trustee has Control over such obligation or security and (2) at the time such obligation or security was delivered to the Titling Trustee or the Titling Trustee or the Security Trustee became the related Entitlement Holder, such entity did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC and (d) any reference to the highest available credit rating of an obligation shall exclude any “+” signs associated with such rating.
“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“Principal Distribution Amount” means, for any Payment Date, to the extent of funds available for payment, the sum of the Priority Principal Distribution Amount and the Regular Principal Distribution Amount, not to exceed the outstanding Note Balance.
“Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (i) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such
A1-19

preceding Payment Date) or, in the case of the first Payment Date, the Initial Note Balance, minus (ii) the 201[__]-[__] Aggregate Securitization Value at the end of the related Collection Period; provided, however, that the Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of the Notes will not be less than the amount that is necessary to reduce the Note Balance of that Class of Notes to zero.
“Provided Information” means, with respect to (i) the Indenture Trustee, the Servicing Criteria Assessment provided under Section 7.05 of the 201[__]-[__] Exchange Note Supplement by or on behalf of the Indenture Trustee and (ii) the Servicer, the information provided pursuant to Sections 6.03 and 6.04 of the 201[__]-[__] Servicing Supplement, by or on behalf of the Servicer.
“Rating Agency” means each of [__________] and [______]; provided, however, that if either of [__________] or [______] ceases to exist, Rating Agency shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Issuer to replace such Person, written notice of which designation shall have been given to the Transferor, the Servicer and the Trustees.
“Rating Agency Condition” means, with respect to any action, and each Rating Agency, either (i) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes or (ii) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes.
“Reallocation Request” means a request by a Requesting Party to the Servicer to purchase and reallocate a 201[__]-[__] Lease and related 201[__]-[__] Vehicle due to an alleged breach of a representation and warranty set forth in Section 3.03 of the Servicing Supplement.
“Record Date” means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date; provided, however, that if Definitive Notes have been issued pursuant to the Indenture, Record Date shall mean, with respect to the 201[__]-[__] ABS Notes and any Payment Date or Redemption Date, the last day of the preceding Collection Period.
“Redemption Date” means, with respect to the redemption of the 201[__]-[__] ABS Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Servicer pursuant to such Section.
“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.
“Registered Pledgee” means, with respect to the 201[__]-[__] Exchange Note, the Person listed in the Exchange Note Register as the registered pledgee of the 201[__]-[__] Exchange Note.
“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (i) the excess, if any, of (a) the Outstanding Amount of the
A1-20

Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date) or, in the case of the first Payment Date, the Initial Note Balance, minus (b) the 201[__]-[__] Aggregate Securitization Value as of the last day of the related Collection Period minus the Target Overcollateralization Amount minus (ii) the Priority Principal Distribution Amount, if any, with respect to such Payment Date.
“Reportable Event” means any event required to be reported on Form 8-K, including each event specified on Part IV of Schedule B of the 201[__]-[__] Exchange Note Supplement (i) for which such Person is the responsible party and (ii) of which such Person (or in the case of the Indenture Trustee, as Responsible Officer of such Person) has actual knowledge.
“Representatives” means ____________ and ____________, each in its capacity as representative of the underwriters named in the Underwriting Agreement.
“Repurchase Payment” means, with respect to a 201[__]-[__] Lease and the related 201[__]-[__] Vehicle required to be purchased by the Servicer pursuant to Section 3.05(a) of the 201[__]-[__] Servicing Supplement, the Outstanding Balance of such 201[__]-[__] Lease plus any accrued but unpaid interest thereon.
“Requesting Party” means the Issuer, the Owner Trustee, the Indenture Trustee, any Noteholder or a Note Owner who provides to the requested party a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, in each case reasonably satisfactory to the requested party.

“Required Reserve Amount” means, (i) $__________ (i.e., ___% of the 201[__]-[__] Cutoff Date Aggregate Securitization Value) or (ii) on any Payment Date occurring on or after the date on which the Outstanding Amount of the Notes has been reduced to zero, zero; provided that the Required Reserve Amount may not be greater than the Note Balance of the Notes.
“Reserve Initial Deposit” means, with respect to the 201[__]-[__] Reserve Account, $__________ (i.e., ___% of the 201[__]-[__] Cutoff Date Aggregate Securitization Value).
“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, subject to such clarification and interpretation as has been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
“Responsible Officer” means any officer of the Indenture Trustee within the Corporate Trust Office, including any Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture.
A1-21

“Review” has the meaning stated in the Asset Representations Review Agreement.
“Review Assets” has the meaning stated in the Asset Representations Review Agreement and Section 3.10(c) of the Servicing Supplement.
“Review Notice” has the meaning stated in the Asset Representations Review Agreement.
“Review Report” has the meaning stated in the Asset Representations Review Agreement.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“Sarbanes-Oxley Certification” means the certification concerning the Issuer, to be signed by an officer of the Servicer or the Transferor and submitted to the Commission pursuant to the Sarbanes-Oxley Act.
“Schedule of 201[__]-[__] Reference Pool Assets” means the Schedule of 201[__]-[__] Reference Pool Assets appearing as Exhibit B to the 201[__]-[__] Exchange Note Supplement and Exhibit A to the 201[__]-[__] Servicing Supplement.
“Scheduled Securitization Value” means, with respect to any 201[__]-[__] Lease and any Collection Period:
(i)            if such 201[__]-[__] Lease is not covered by clauses (ii) and (iii) below, as of the close of business on the last day of such Collection Period, the sum of the present values of (a) all scheduled remaining Base Monthly Payments due under that 201[__]-[__] Lease and (b) the Base Residual Value, in each case discounted by using the related Securitization Rate;
(ii)            if such 201[__]-[__] Lease became a Defaulted Lease during or prior to such Collection Period, zero; and
(iii)            if such 201[__]-[__] Lease became a Liquidated Lease, Extended Lease or a 201[__]-[__] Lease purchased by the Servicer pursuant to Section 3.05(a) of the 201[__]-[__] Servicing Supplement prior to such Collection Period, zero.
“Second-Tier Assets” has the meaning specified in Section 2.01(a) of the Second-Tier Sale Agreement.
“Second-Tier Sale Agreement” means the Second-Tier Sale Agreement, dated as of [_____ __], 201[__], between the Transferor, as seller, and the Issuer, as purchaser.
“Securities” means the 201[__]-[__] ABS Notes and the Certificates.
“Securities Act” means the Securities Act of 1933 15 U.S.C. 77a et seq., as amended, and any regulations promulgated thereunder.
A1-22

“Securities Intermediary” has the meaning specified in Section 1.01 of the ABS Control Agreement.
“Securitization Rate” means, for any 201[__]-[__] Lease and the related 201[__]-[__] Vehicle, the greater of (i) the Contract Rate set forth in the related lease agreement and (ii) ____%.
“Securitization Transaction” means any transaction involving a sale or other transfer of Leases and Leased Vehicles directly or indirectly to an issuing entity in connection with the issuance of publicly offered or privately placed rated or unrated asset-backed securities.
“Securitization Value” means, with respect to any 201[__]-[__] Lease:
(i)            for each 201[__]-[__] Lease as of the 201[__]-[__] Cutoff Date, the sum of the present values of (a) all remaining Base Monthly Payments due under that 201[__]-[__] Lease and (b) the Base Residual Value, in each case discounted by using the related Securitization Rate;
(ii)            for each 201[__]-[__] Lease that was not or did not become a Defaulted Lease or a Liquidated Lease as of the last day of any Collection Period , the Securitization Value of such 201[__]-[__] Lease as of the 201[__]-[__] Cutoff Date, less the principal portion of all payments made in respect of such 201[__]-[__] Lease since the 201[__]-[__] Cutoff Date;
(iii)            for which the related 201[__]-[__] Vehicle was repurchased by the Servicer during or prior to the Collection Period before its Maturity Date occurred, zero; and
(iv)            that became a Liquidated Lease or a Defaulted Lease during or prior to the Collection Period before its Maturity Date occurred, zero.
“Securityholder” means any Noteholder or Certificateholder, as applicable.
“Servicer Event of Default” means any of the Exchange Note Servicer Events of Default set forth in Section 7.05(a) of the 201[__]-[__] Servicing Supplement.
“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.
“Servicing Criteria Assessment” means a report of the Indenture Trustee’s assessment of compliance with the Servicing Criteria pursuant to Section 7.05 of the 201[__]-[__] Exchange Note Supplement during the immediately preceding calendar year, as set forth under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.
“Servicing Supplement” means the 201[__]-[__] Servicing Supplement.
“Similar Law” means any federal, State, local or non-U.S. law that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
A1-23

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant the 201[__]-[__] Servicing Agreement.
“Target Overcollateralization Amount” means, with respect to any Payment Date [(i) prior to the Payment Date on which the Class [__] Notes are paid in full,] [___]% of the 201[__]-[__] Cutoff Date Aggregate Securitization Value [and (ii) on the Payment Date on which the Class [__] Notes are paid in full (after giving effect to the payment in full of the Class [___] Notes on such Payment Date) and on each succeeding Payment Date, [___]% of the 201[__]-[__] Cutoff Date Aggregate Securitization Value].
“Test Fail” has the meaning stated in the Asset Representations Review Agreement.
“Titling Trust Agreement” means the titling trust agreement, dated as of June 18, 2007, as amended and restated as of August 1, 2007, as further amended and restated as of April 1, 2008, in each case, among the Titling Trust Administrator, the Initial Beneficiary and the Titling Trustee, as further amended by the amendment to the titling trust agreement, dated as of March 1, 2009.
“Titling Trust Control Agreement” means the Titling Trust Account Control Agreement, dated as of [_____ __], 201[__], among the Titling Trust, the Indenture Trustee and [______________________], in its capacity as a securities intermediary.
“Transferor” means Daimler Trust Leasing LLC, a Delaware limited liability company.
“Transition Costs” means the reasonable costs and expenses (including reasonable attorneys’ fees but excluding overhead) incurred or payable by the Successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise), including allowable compensation of employees and overhead costs incurred or payable in connection with the transfer of the Lease Files or any amendment to the 201[__]-[__] Servicing Agreement required in connection with the transfer of servicing.
“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of [_____ __], 201[__], between the Transferor and the Owner Trustee.
“Trust Estate” has the meaning specified in the Indenture.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided in the Indenture.
“Trustees” means the Indenture Trustee and the Owner Trustee.
“Underwriting Agreement” means the Underwriting Agreement, dated [_____], 201[__], among the Transferor, MBFS USA and the Representatives.
“United States” or “U.S.” means the United States of America.
“U.S. Bank” means U.S. Bank National Association.
A1-24

“U.S. Bank Trust” means U.S. Bank Trust National Association.

A1-25